EXHIBIT 10.25

MAST CAPITAL
PARTNERS

MHW, Ltd
272 Plandome Road
Manhasset, New York 11030
Attention: John Beaudette, President

November 9, 2012

RE: Client Factoring Relationship

Dear Mr. Beaudette,

Mast Capital Partners LLC ("Mast") will be entering into a Factoring and Security Agreement ("Factoring Agreement") with your client, Alibi NYC, LLC (hereinafter "Client") effective contemporaneously with, and contingent upon, the execution of this Letter Agreement by Mast, Client and your company ("MHW").

Under the terms of the Factoring Agreement, to which MHW is not a party, Client will sell, and Mast will purchase, accounts receivable; specifically, certain of those receivables arising from MHW purchases of Client's beverage alcohol products that are supported by individually identified MHW sales invoices to wholesaler-customer Distributors ("Factored Account(s)").

Mast understands that, under the terms of an agreement, by and between MHW and Client and effective as of June 29th, 2012 ("Services Agreement", a copy of which Mast possesses, but to which Mast is not a Party), MHW is the US importer and national distributor of Client products, selling only to those wholesale Distributors authorized by Client. Pursuant to the Services Agreement, should a Distributor fail to pay MHW for an order sold after reasonable commercial efforts by MHW to collect, MHW is not liable to Client for the corresponding amount. Further pursuant to the Services Agreement, while MHW will, if requested by, and at the sole expense of Client, institute and prosecute a collection action, MHW retains the unilateral right to assign the receivable in default to Client, as an offset to any amount that MHW might owe to Client ("Default Principles").

MHW, Mast and Client acknowledge and agree that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed that:

1) In the event that a Distributor timely fails or declines to pay fully on an MHW sales invoice that is the subject of a Factored Account, MHW shall promptly notify Mast and Client in a writing communicated by facsimile or email or by the methods specified beneath the signature block, below, or otherwise as each of Client or Mast, as applicable, may communicate to MHW in writing.

2) The Factoring Agreement shall permit Client to repurchase from Mast each delinquent/defaulted MHW account receivable associated with a Factored Account (each, a "Defaulted Receivable"), within 15 days of the MHW notice and, failing same, provide for the transfer to Mast the rights and authority necessary to act consistent with this Agreement with respect to the Defaulted Receivable.

3) Mast shall immediately notify MHW in writing in the event of a failure of Client to timely repurchase a Defaulted Receivable sold to Mast and, at the same time, direct MHW, in Mast's discretion, to either (i) prosecute collection against the Distributor at Mast's expense and reasonable instructions, remitting proceeds to Mast, or (ii) assign the Defaulted Receivable to Mast. MHW shall promptly follow each of these directives as they may be issued from time to time with regard to any Defaulted Receivable.

4) Should Client timely repurchase such Defaulted Receivable from Mast, the economic implications shall be absorbed by Client without recourse to MHW and, as to the Distributor receivable in question, Client and MHW shall proceed in accordance with the Services Agreement (as if it had not been part of a Factored Account).

5) Mast agrees that neither it, nor its successors, assigns, agents or designees, shall assert a lien, claim, action or charge against MHW or any of its assets for any claim arising out of Mast's Factoring Agreement with Client, MHW's other business with Client or this Agreement; except with respect to a Factored Account involving: (a) a material breach by MHW of a duty, representation or covenant of it under this Agreement or (b) a failure to: have delivered the product invoiced with respect to a Factored Account, correctly report the payment status of a Factored Account, or promptly deliver funds received by MHW in respect of a Factored Account, including, without limitation, any such funds received under the auspices of paragraph 3, above, in respect of a Factored Account. Nothing in this Agreement expands or enhances Client's rights with respect to claims and disputes against MHW beyond the provisions of the Services Agreement, which represent its sole remedies.

6) MHW hereby represents and warrants to Mast that it is solvent, able to pay its obligations as they come due, including, without limiting the same, those of its obligations to Mast in respect of Factored Accounts for which funds are received. MHW shall promptly notify Mast in the event that this representation and warranty ceases to be true in any respect so long as any Factored Account that has not been assigned to Mast remains unpaid, either in whole or in part.

7) This letter Agreement shall become an Exhibit to the Factoring Agreement and the Services Agreement. In the event of a conflict between this Agreement and the Factoring

MAST CAPITAL
PARTNERS

Agreement, as to the relative rights and obligations of the Client and Mast, the Factoring Agreement shall control. This Agreement may only be amended by a writing duly executed by all three parties.

Agreed by, and duly executed on behalf of:

Sincerely,

MAST CAPITAL PARTNERS LLC

DocuSigned by:
Edward T Schiff
6CD95B681081488...

By: ______________________

Name: Edward T. Schiff
Title: Partner

MHW, LTD

By: ______________________
Name: Hilary Grossman
Title: CFO

ALIBI NYC, LLC

By: ______________________
Name: Eugene Didenko
Title: CFO